                                  EXHIBIT 99.2

               REVOCABLE PROXY - SOUTHERN CRESCENT FINANCIAL CORP


             THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR

   THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD MONDAY, DECEMBER 30, 1996



       The undersigned hereby appoints Roy V. Hall and Charles M. Buckner, and each of them, proxies, with full power of substitution, to act for and in the name of the undersigned to vote all shares of Common Stock of Southern Crescent Financial Corp ("SCFC") which the undersigned is entitled to vote at the Special Meeting of Stockholders (the "Special Meeting"), to be held at the headquarters of SCFC, 1585 Southlake Parkway, Morrow, Georgia, on Monday, December 30, 1996, at 4:30 p.m., local time, and at any and all adjournments and postponements thereof, as indicated below.


       THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE PROPOSAL LISTED BELOW.

              A proposal to approve the Agreement and Plan of Merger dated August 13, 1996, by and among Eagle Bancshares, Inc., SCFC and Southern Crescent Bank, and the transactions contemplated thereby.

                    FOR [ ]     AGAINST [ ]     ABSTAIN [ ]

       THIS PROXY CARD WILL BE VOTED AS DIRECTED. IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY CARD WILL BE VOTED "FOR" THE PROPOSAL AS SET FORTH ABOVE.

             (Continued and to be signed and dated on reverse side)

       If the undersigned elects to withdraw this proxy card on or before the time of the Special Meeting or any adjournments or postponements thereof and notifies the Secretary of SCFC at or prior to the vote at Special Meeting of the decision of the undersigned to withdraw this proxy card, then the power of said proxies shall be deemed terminated and of no further force and effect. If the undersigned withdraws this proxy card in the manner described above and prior to the Special Meeting does not submit a duly executed and later dated proxy card to SCFC, the undersigned may vote in person at the Special Meeting all shares of Common Stock of SCFC owned by the undersigned as of the record date (November 4, 1996).


       Please mark this proxy card above and then date and sign this proxy card below exactly as your name appears hereon. When shares are held jointly, both holders should sign. When signing as attorney, executor, administrator, trustee, custodian or guardian, please give your full title. If the holder is a corporation or partnership, the full corporate or partnership name should be signed by a duly authorized officer.


                                        ----------------------------------------
                                        Signature



                                        ----------------------------------------
                                        Signature, if shares held jointly


                                        Date:
                                             -----------------------------


                                        Do you plan to attend the Special
                                        Meeting?   YES [ ]    NO [ ]

              PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY CARD
                     IN THE ENCLOSED POSTAGE-PAID ENVELOPE